Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-63723) and Form S-3 (No. 333-72899) of Regency Centers, L.P. of our report dated February 5, 1999 relating to the financial statements of Pacific Retail Trust for the years ended December 31, 1998 and 1997 which appears in the Current Report on Form 8-K/A of Regency Centers, L.P. dated February 28, 1999

PricewaterhouseCoopers LLP
Dallas, Texas
March 22, 1999